Exhibit 31.2

RULE 13a-14(a)/15d-14(a)
CERTIFICATIONS

I, A. Roger Guimond, certify that:

1.I have reviewed this quarterly report on Form 10-Q/A of 1st Franklin Financial Corporation; and

2.Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: December 31, 2020 /s/ A. Roger Guimond A. Roger Guimond, Executive Vice President and Chief Financial Officer